                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 22, 1996, with reports to the financial statements of OpenVision Technologies, Inc., included in the Registration Statement (Form S-4) and related Prospectus of VERITAS Software Corporation for the registration of 7,500,000 shares of its common stock.

                                          ERNST & YOUNG LLP

San Jose, California
March 19, 1997